UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 17, 2005

Hibbett Sporting Goods, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	000-20969	63-1074067
(State if Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

451 Industrial Lane

Birmingham, Alabama 35211

(Address of principal executive offices)

(205) 942-4292

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Stock Repurchase. On November 17, 2005, the Board of Directors increased its authorization under the Company’s common stock repurchase program by $40.0 million to $100.0 million through August 2006.

Item 2.02. Results of Operations and Financial Condition.

Hibbett Sporting Goods, Inc. released its preliminary results for the thirteen-week and thirty-nine week period ended October 29, 2005, in a press release issued on November 17, 2005.

The information in this Item, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

Item 7.01. Regulation FD Disclosures.

The information contained in Item 2.02 (including disclaimer) is incorporated by reference into this item 7.01.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

These exhibits are furnished pursuant to Item 2.02 and Item 7.01, respectively and shall not be deemed to be “filed”.

Exhibit No.	Description

99.1	Press Release Dated November 17, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIBBETT SPORTING GOODS, INC.

By:
Gary A. Smith
Vice President and Chief Financial Officer

November 17, 2005

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release Dated November 17, 2005

EXHIBIT 99.1

(Hibbett Sporting Goods, Inc. Letterhead)

Contact:	Gary Smith
Vice-President &
Chief Financial Officer
(205) 942-4292

HIBBETT REPORTS THIRD QUARTER RESULTS

•	Earnings Per Share Increases 41.2%
•	Net Sales Increase 20.0%
•	Comparable Store Sales Up 8.4%
•	Raises Fiscal 2006 Guidance
•	Increases Stock Repurchase Authorization by $40.0 Million

BIRMINGHAM, Ala. (November 17, 2005) – Hibbett Sporting Goods, Inc. (NASDAQ/NM: HIBB), a sporting goods retailer, today announced results for the third quarter ended October 29, 2005.

Financial Highlights

Net sales for the 13-week period ended October 29, 2005, increased 20.0% to $110.6 million compared with $92.1 million for the 13-week period ended October 30, 2004. Comparable store sales increased 8.4% in the third quarter of fiscal 2006. Net income for the third fiscal quarter increased 33.6% to $8.2 million compared with restated net income of $6.1 million in the third fiscal quarter of last year. Earnings per diluted share increased 41.2% to $0.24 compared with restated diluted earnings per share of $0.17 in the prior year. Comparable store net sales data reflects sales for our Hibbett Sports and Sports Additions stores open through the 13-week period and the corresponding period of the prior fiscal year.

Net sales for the 39-week period ended October 29, 2005, increased 18.1% to $319.4 million compared with $270.5 million for the 39-week period ended October 30, 2004. Comparable store sales increased 6.7% in the first nine months of fiscal 2006. Net income for the first nine months of fiscal 2006 increased 39.4% to $23.7 million compared with restated net income of $17.0 million in the first nine months of fiscal 2005. Earnings per diluted share increased 44.7% to $0.68 compared with restated diluted earnings per share of $0.47 in the prior year. Comparable store net sales data reflects sales for our Hibbett Sports and Sports Additions stores open through the 39-week period and the corresponding period of the prior fiscal year.

Hibbett opened 19 new stores and closed one store during the third quarter, bringing the store base to 526 in 22 states as of October 29, 2005. The Company plans to open a net of approximately 65 to 70 new stores in fiscal 2006, including a net of approximately 21 to 26 stores in the fourth quarter.

Mickey Newsome, Chairman and Chief Executive Officer, stated, "A strong comparable store sales performance from all three product categories, continued improvement in margins and the benefit of post-hurricane sales produced another record quarter. Footwear was our largest gainer with a double-digit increase led by kids and cleated categories. Year over year operating income increased 104 basis points in spite of hurricane related expenses and the comparison to an outstanding third quarter last year. We estimate that the impact from strong post-hurricane sales in our affected markets added approximately 2.0% to 3.0% to our comparable store sales in the quarter."

Fiscal 2006 Outlook

For the fourth quarter ending January 28, 2006, the Company expects to report earnings per diluted share of approximately $0.27 to $0.29 and a comparable store sales increase of 3.0% to 5.0% compared with earnings of $0.23 per diluted share in the prior-year period. Guidance for fiscal 2006 is estimated at approximately $0.96 to $0.98 per diluted share and a comparable store sales increase in the mid single-digit range.

Mr. Newsome added, "Since 1945, Hibbett has successfully established a ‘home-town niche’ in markets primarily in the Sunbelt. The Hibbett growth story has been far more than new store growth as we have consistently delivered strong sales and earnings. We are focused on continuing the Hibbett growth story during fiscal 2006, and the sales and earnings pace established through the first three quarters position us for another record year."

The per share results reported for all periods presented herein reflect the effect of the three-for-two stock split that was distributed on September 27, 2005, to stockholders of record on September 9, 2005.

Stock Repurchase Program

The Company also announced that the Board of Directors has increased its authorization to repurchase the Company’s common stock by $40.0 million to $100.0 million through August 2006. After considering past stock repurchases, approximately $44.5 million of the total authorization now remains for future stock repurchases.

During the third quarter, the Company repurchased 1.3 million shares of common stock for a total expenditure of $29.9 million, bringing the total shares repurchased since the inception of the program in August 2004 to 2.8 million shares for a total expenditure of $55.5 million.

Investor Conference Call and Simulcast

Hibbett Sporting Goods, Inc. will conduct a conference call at 10:00 a.m. EST on November 18, 2005, to discuss the third quarter results. The number to call for this interactive teleconference is (913) 981-5558. A replay of the conference call will be available until November 25th, by dialing (719) 457-0820 and entering the passcode, 3364960.

The Company will also provide an online Web simulcast and rebroadcast of its fiscal 2006-third quarter conference call. The live broadcast of Hibbett's quarterly conference call will be available online at www.streetevents.com and www.earnings.com on November 18, 2005, beginning at 10:00 a.m. EDT. The online replay will follow shortly after the call and continue through December 2, 2005.

Hibbett Sporting Goods, Inc. operates sporting goods stores in small to mid-sized markets, predominantly in the Sunbelt, Mid-Atlantic and Midwest. The Company's primary store format is Hibbett Sports, a 5,000-square-foot store located in enclosed malls and dominant strip centers.

A WARNING ABOUT FORWARD LOOKING STATEMENTS: Certain matters discussed in this press release are "forward looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan, forecast, guidance, outlook or estimate. For example, our forward looking statements include statements regarding company growth, store opening plans, product performance, operating efficiencies, sales (including comparable store sales), earnings expectations and post-hurricane impacts. Such statements are subject to risks and uncertainties that could cause actual results to differ materially, including economic conditions, industry trends, merchandise trends, vendor relationships, customer demand and competition. For a complete description of these factors, as well as others which could affect our business, you should carefully review the "Risk Factors," "Business" and "MD&A" sections in our Annual Report on Form 10-K filed on April 14, 2005 as amended on Form 10-K/A on April 19, 2005 and our most recent prospectus supplement filed May 2, 2003. In addition, our estimates of annual earnings for fiscal 2006 do not reflect the impact of Financial Accounting Standard 123(R) regarding share-based payments. In light of these risks and uncertainties, the future events, developments or results described by our forward looking statements in this document could turn out to be materially and adversely different from those we discuss or imply. We are not obligated to release publicly any revisions to any forward looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

HIBBETT SPORTING GOODS, INC. AND SUBSIDIARIES

Unaudited Statements of Operations

(Dollars in thousands, except per share amounts)

	13 Weeks Ended		39 Weeks Ended
		(as restated)		(as restated)
	October 29,	October 30,	October 29,	October 30,
	2005	2004 (1)	2005	2004 (1)
Net sales	$110,594	$92,140	$319,442	$270,453
Cost of goods sold, including warehouse,
distribution and store occupancy costs	73,485	61,241	213,212	183,140
Gross profit	37,109	30,899	106,230	87,313
Store operating, selling and administrative expenses	21,876	18,807	62,003	53,129
Depreciation and amortization	2,570	2,500	7,518	7,375
Operating income	12,663	9,592	36,709	26,809
Interest income, net	281	147	896	309
Income before provision for income taxes	12,944	9,739	37,605	27,118
Provision for income taxes	4,776	3,627	13,876	10,101
Net income	$8,168	$6,112	$23,729	$17,017

Net income per common share:
Basic earnings per share	$0.24	$0.17	$0.70	$0.49
Diluted earnings per share	$0.24	$0.17	$0.68	$0.47

Weighted average shares outstanding:
Basic	33,441	34,991	33,870	35,042
Diluted	34,102	35,711	34,665	35,912

Unaudited Condensed Balance Sheet

(In thousands)

		(as restated)
	October 29,	October 30,	January 29,
	2005	2004 (1)	2005
Assets
Cash and cash equivalents	$16,992	$44,542	$58,342
Short-term investments	17,678	--	--
Accounts receivable, net	4,947	5,228	4,857
Inventories	112,375	105,422	103,009
Prepaid expenses and other	3,193	1,844	1,145
Total current assets	155,185	157,036	167,353
Property and equipment, net	35,981	31,763	32,913
Other assets	2,166	1,232	1,839
Total assets	$193,332	$190,031	$202,105

Liabilities and Stockholders’ Investment
Accounts payable	$45,904	$38,241	$50,188
Accrued expenses	10,794	10,927	11,153
Total current liabilities	56,698	49,168	61,341
Non-current deferred liabilities	13,312	7,639	10,725
Stockholders’ investment	123,322	133,224	130,039
Total liabilities and stockholders’ investment	$193,332	$190,031	$202,105

(1)  See Annual report on Form 10-K filed on April 14, 2005, for full discussion of restatement of prior periods.

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